Exhibit 10.5
Text Marked By [* * *] Has Been Omitted Pursuant To A Request For Confidential Treatment And
Was Filed Separately With The Securities And Exchange Commission.
AMENDMENT NO. 4 TO THE
PATENT AND TECHNOLOGY LICENSE AGREEMENT
     This AMENDMENT NO. 4 to the Exclusive PATENT AND TECHNOLOGY LICENSE AGREEMENT between the PARTIES dated September 11, 2006, as amended on December 21, 2007, September 3, 2008, and again on July 8, 2009 (the “LICENSE AGREEMENT”), effective the 11th day of February, 2010 (which is the date this AMENDMENT NO. 4 has been fully executed by all PARTIES), is made by and between: (1) THE BOARD OF REGENTS (“BOARD”) of THE UNIVERSITY OF TEXAS SYSTEM (“SYSTEM”), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“UTMDACC”), a member institution of SYSTEM; (2) THE HENRY M. JACKSON FOUNDATION FOR THE ADVANCEMENT OF MILITARY MEDICINE, INC. (“HJF”), a Maryland tax-exempt corporation, whose address is 1401 Rockville Pike, Suite 600, Rockville, Maryland 20852, on its own behalf and on behalf of THE UNIFORMED SERVICES UNIVERSITY OF THE HEALTH SCIENCES (“USU”), an institution of higher learning within the Department of Defense, an agency of the United States Government, located at 4301 Jones Bridge Road, Bethesda, Maryland 20814-4779; and (3) APTHERA, INC. (formerly known as ADVANCED PEPTIDE THERAPEUTICS, INC.; hereafter referred to as “LICENSEE”). BOARD, HJF and LICENSEE may be referred to herein collectively as the “PARTIES”.
RECITALS
A.	The LICENSE AGREEMENT requires LICENSEE to achieve certain performance milestones within a specified period of time and to pay Annual Maintenance Fees on a certain schedule.
B.	BOARD and HJF desire to provide LICENSEE with additional time in which to complete two of those performance milestones and to alter the Annual Maintenance Fee schedule.
C.	Accordingly, BOARD, HJF and LICENSEE desire to amend the LICENSE AGREEMENT pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the PARTIES hereby agree to the following:
AMENDMENT
1.	Section 4.1(d)(iii) of the LICENSE AGREEMENT shall be deleted in its entirety and replaced with the following:
4.1(d)(iii)	[***] due without invoice within five (5) business days immediately after LICENSEE receives an aggregate of $500,000 of additional capital after December 4, 2009.
2.	A Section 4.8 shall be added to the Agreement as follows:
During the term of the LICENSE AGREEMENT, UTMDACC’s Vice President, Technology Based Ventures or his/her designee (the “UTMDACC OBSERVER”) must be notified in writing at least ten (10) days in advance of all meetings of the LICENSEE’s Board of Directors (the “LICENSEE BOARD”), provided, however, that in the event the LICENSEE BOARD holds an emergency meeting as a result of any event or circumstance reasonably requiring or warranting a meeting of the LICENSEE BOARD on shorter notice, in which case the UTMDACC OBSERVER shall be notified of such emergency meeting at the same time as the members of the LICENSEE BOARD are notified, and such UTMDACC OBSERVER will have the right to observe in person or by teleconference all meetings of the LICENSEE BOARD and shall receive a copy of all materials provided to members of the LICENSEE BOARD at about the same time as such materials are distributed to the members of the LICENSEE BOARD, provided, however, that the UTMDACC OBSERVER shall maintain the confidentiality of all financial, confidential and proprietary information of the LICENSEE acquired as a result of his or her observation of such LICENSEE BOARD meetings.
3.	A Section 4.9 shall be added to the Agreement as follows:
During the term of the LICENSE AGREEMENT, HJF’s Director, Technology Transfer & Commercialization or his/her designee (the “HJF OBSERVER”) must be notified in writing at least ten (10) days in advance of all meetings of the LICENSEE BOARD, provided, however, that in the event the LICENSEE BOARD holds an emergency meeting as a result of any event or circumstance reasonably requiring or warranting a meeting of the LICENSEE BOARD on shorter notice, in which case the HJF OBSERVER shall be notified of such emergency meeting at the same time as the members of the LICENSEE BOARD are notified, and such HJF OBSERVER will have the right to observe in person or by teleconference all meetings of the LICENSEE BOARD and shall receive a copy of all materials provided to members of the LICENSEE BOARD at about the same time as such materials are distributed to the members of the LICENSEE BOARD, provided, however, that the HJF OBSERVER shall maintain the confidentiality of all financial, confidential and proprietary information of the LICENSEE acquired as a result of his or her observation of such LICENSEE BOARD meetings.
4.	Section 13.3(c) of the LICENSE AGREEMENT shall be deleted in its entirety and replaced with the following:
13.3	(c) upon thirty (30) calendar days written notice from UTMDACC, if LICENSEE fails to commence a Phase II Clinical Trial or Phase III Clinical Trial in the United States or the European Union on or before June 30, 2011, unless, before the end of such thirty (30) day period, LICENSEE provides evidence satisfactory to UTMDACC that it has commenced the Clinical Trial; or
5.	Section 13.3(d) of the LICENSE AGREEMENT shall be deleted in its entirety and replaced with the following:
13.3	(d) upon thirty (30) calendar days written notice from UTMDACC, if LICENSEE fails to acquire at least four million dollars ($4,000,000.00) in funding (whether by debt, equity, merger, reverse merger, grant, corporate partnering or sublicensing) and provides evidence of same to UTMDACC on or before July 31, 2010; or
6.	LICENSEE shall pay UTMDACC an Amendment Fee (in consideration for UTMDACC and HJF allowing the Amendment) of [***] without invoice within fifteen (15) calendar days of the date this AMENDMENT NO. 4 is fully executed by all PARTIES.
7.	The PARTIES acknowledge and agree that, except as set forth in this AMENDMENT NO. 4 the terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect; provided, however, that nothing contained in the LICENSE AGREEMENT shall have the effect of preventing or limiting, in any way, the terms of this AMENDMENT NO. 4. If any conflict arises between the terms of this AMENDMENT NO. 4 and the terms of the LICENSE AGREEMENT, this AMENDMENT NO. 4 shall govern as to the conflicting terms.

8.	This AMENDMENT NO. 4 shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, and assigns.

     IN WITNESS WHEREOF, the PARTIES hereto have caused their duly authorized representatives to execute this AMENDMENT NO 4.

BOARD OF REGENTS OF THE		APTHERA, INC.
UNIVERSITY OF TEXAS SYSTEM

By	/s/ John Mendelsohn, M.D.	By	/s/ Robert E. Kennedy
	John Mendelsohn, M.D.		Name: Robert E. Kennedy
	President		Title: President and CFO
The University of Texas
M. D. Anderson Cancer Center

Date: 2/11/09		Date: 2/1/10

THE UNIVERSITY OF TEXAS		THE HENRY M. JACKSON FOUNDATION FOR
M. D. ANDERSON CANCER CENTER		THE ADVANCEMENT OF MILITARY MEDICINE, INC.

By	/s/ Leon Leach Leon Leach	By	/s/ John W. Lowe John W. Lowe
	Executive Vice President		President
The University of Texas
	M. D. Anderson Cancer Center	Date: 2/2/10

Date: 2/10/10

Approved as to Content:

By	/s/ Christopher C. Capelli

Christopher C. Capelli
Vice President, Technology Transfer
M. D. Anderson Cancer Center

Date: 2/5/10